Exhibit 99.1
CUSIP# 138 748 108
Trading Symbol: OTC BB CWPC
NEWS RELEASE
FOR RELEASE: August 16, 2006
CanWest Petroleum announces purchase of gross overriding royalty
Calgary, Alberta — CanWest Petroleum Corporation (OTC BB: CWPC) announced today that it has completed the purchase of the 2.5 percent gross overriding royalty on Oilsands Quest Inc.’s permit lands in Saskatchewan for $20,000,000 Cdn (including the original option payment of $1,250,000). Oilsands Quest is a subsidiary of CanWest Petroleum.
“The purchase of this encumbrance on the Oilsands Quest permit lands was an important strategic step in CanWest Petroleum’s long-term development plans for the lands,” said
T. Murray Wilson, Executive Chairman of CanWest Petroleum. The purchase was funded primarily by the previously announced private placement of CanWest Petroleum common shares.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the companies’ operations, markets, products and prices, and including other factors discussed in CanWest Petroleum Corporation’s various filings with the Securities and Exchange Commission.
For more information:
Institutional investors, contact The Buick Group

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Retail investors, contact Hedlin Lauder Investor Relations Ltd.

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